Exhibit 99.7

CONSENT OF PROSPECTIVE DIRECTOR

I, J. J. Hamre, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ J. J. HAMRE
J. J. Hamre

Dated: September 1, 2005